SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        April 15, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


Unocal Corporation's Unocal Canada Resources (Unocal Canada) subsidiary has signed a definitive agreement to invest up to C$265 million (US$175 million) to acquire up to 46 percent of Calgary-based Northrock Resources Ltd (Northrock).

Unocal's Chairman and Chief Executive Officer Roger C. Beach said, "The addition of the Northrock interest is a key element of our North American gas strategy."

Under the agreement, Unocal Canada proposes to make a partial tender offer to Northrock's shareholders which, if successful, would result in Unocal Canada acquiring approximately 10 million shares of Northrock common stock at C$14 per share, representing approximately 32 percent of all outstanding shares.

Northrock's board has agreed to support Unocal Canada's tender offer and recommend acceptance by Northrock's shareholders. The tender offer will include a condition that Unocal Canada obtain at least 6.9 million shares of Northrock common stock.

If Unocal's tender offer is successful, Unocal Canada will acquire approximately
7.6 million additional shares of Northrock common stock at C$16 per share under a private placement, increasing Unocal Canada's interest in Northrock to as much as 46 percent.

As part of the agreement, Northrock has the right, until Dec. 31, 1999, to require that Unocal purchase additional common shares from Northrock's treasury at a price of C$15 per share, up to a maximum ownership level to 49.9 percent.

Unocal Canada's obligations under the agreement are subject to regulatory approvals and certain other conditions. The transaction is expected to be completed by mid-May.

Northrock has also agreed to pay Unocal Canada a non-completion fee in certain circumstances in the event that the proposed acquisition of Northrock shares by Unocal Canada is unsuccessful.

In March 1999, Northrock reported current average daily gross production of 160 million cubic feet of gas and 11,000 barrels of crude oil and natural gas liquids. Unocal estimates Northrock had net proved reserves of approximately 35 million barrels of crude oil and liquids and 363 billion cubic feet of gas at March 31, 1999.



Forward-looking statements regarding exploration activities and resource potential in this filing are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially as a result of factors discussed in Unocal's 1998 Form 10-K report filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                               (Registrant)





Date:  April 15, 1999                        By:   /s/ JOE D. CECIL
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                                                  Joe D. Cecil
                         Vice President and Comptroller